Exhibit 99.1

[SUNAIR LOGO]
SUNAIR ELECTRONICS, INC.
3005 S.W. Third Avenue
Ft. Lauderdale, FL 33315
Phone: (954) 525-1505
Fax: (954) 765-1322
Email: sunair@sunairhf.com

To:	PR NEWSWIRE MIAMI, FLORIDA

Attn:		From:	SYNNOTT B. DURHAM

Fax:	(800) 233-2196	Date:	November 26, 2003

Total number of pages including the cover sheet is: 2.

SUNAIR ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

FOR IMMEDIATE RELEASE:

FORT LAUDERDALE, FLORIDA, NOVEMBER 26, 2003, JAMES E. LAURENT, PRESIDENT OF SUNAIR ELECTRONICS, INC., TODAY ANNOUNCED THE RESULTS FOR THE FISCAL YEAR AND QUARTER ENDED SEPTEMBER 30, 2003.

SUNAIR ELECTRONICS, INC. & SUBSIDIARY
CONSOLIDATED SUMMARY OF INCOME FOR THE QUARTER
AND YEAR ENDED SEPTEMBER 30, 2003 (AUDITED)

	TWELVE MONTHS		THREE MONTHS

	2003	2002	2003	2002

REVENUES	$6,223,415	$6,167,587	$2,516,926	$1,417,524

NET INCOME
BEFORE GAIN ON SALE OF PROPERTY	$1,160,078	$591,771	$763,429	125,161
GAIN ON SALE OF PROPERTY	—	1,337,830	—	3,305

(PROVISION) FOR INCOME TAXES	(384,250)	(690,000)	243,950	25,000

NET INCOME	775,828	1,239,601	519,479	103,466

AVERAGE SHARES OUTSTANDING BASIC	3,701,829	3,692,570	3,725,665	3,692,570

AVERAGE SHARES OUTSTANDING DILUTED	3,751,037	3,701,213	3,783,207	3,701,213

EARNINGS PER SHARE (BASIC AND DILUTED)	$0.21	$0.34	$0.14	$0.03

SUNAIR ELECTRONICS, INC. (AMEX-SNR) IS PLEASED TO ANNOUNCE THAT FOR THE FOURTH QUARTER ENDED SEPT. 30, 2003 THE COMPANY EARNED $ 519,479 OR $ 0.14 PER SHARE ON REVENUES OF $ 2,516,926. THIS COMPARES WITH $ 103,466 OR $ 0.03 PER SHARE ON REVENUES OF $ 1,417,524 FOR THE SAME PERIOD ONE YEAR AGO. FOR THE YEAR JUST ENDED THE COMPANY EARNED $ 775,828 OR $ 0.21 PER SHARE ON REVENUES OF $ 6,223,415. FOR THE YEAR ENDED SEPT. 30, 2002, THE COMPANY EARNED $ 1,239,601 OR $ 0.34 PER SHARE ON REVENUES OF $ 6,167,587. INCLUDED IN THE $ 0.34 PER SHARE ARE EARNINGS OF $ 0.26 PER SHARE ON A GAIN OF $ 1,337,830 FROM THE SALE OF REAL ESTATE.

THE COMPANY CLOSED THE YEAR WITH A BACKLOG OF $ 4,143,000 COMPARED TO $ 360,000 FOR THE YEAR ENDED SEPT. 30, 2002.

THE COMPANY IS PLEASED WITH THE OPERATIONAL RESULTS FOR BOTH THE YEAR AND FOURTH QUARTER 2003 AND REMAINS CONFIDENT THAT SUNAIR CAN CONTINUE THIS GROWTH INTO 2004.

INFORMATION REGARDING FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS AND INFORMATION INCLUDED IN THIS PRESS RELEASE CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE FEDERAL PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD – LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, WHICH MAY CAUSE THE COMPANY’S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THE COMPANY CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS.

LOCAL CONTACT: SYNNOTT B. DURHAM, TREASURER/CFO (954) 525-1505